As filed with the Securities and Exchange Commission on February 20, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entropic Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0947630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6290 Sequence Drive

San Diego, California 92121

(Address of Principal Executive Offices, Including Zip Code)

2007 Equity Incentive Plan

2007 Employee Stock Purchase Plan

2007 Non-Employee Directors’ Stock Option Plan

(Full Titles of the Plans)

Patrick C. Henry

President and Chief Executive Officer

Entropic Communications, Inc.

6290 Sequence Drive

San Diego, California 92121

(858) 768-3600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lance W. Bridges, Esq. Vice President and General Counsel Entropic Communications, Inc. 6290 Sequence Drive San Diego, California 92121 (858) 768-3600	Frederick T. Muto, Esq. Jason L. Kent, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
2007 Equity Incentive Plan Common Stock (par value $0.001)	3,473,507 shares(3)	$0.6375	$2,214,360.71	$87.03
2007 Employee Stock Purchase Plan Common Stock (par value $0.001)	1,042,052 shares(4)	$0.6375	$664,308.15	$26.11
2007 Non-Employee Directors’ Stock Option Plan Common Stock (par value $0.001)	76,614 shares(5)	$0.6375	$48,841.43	$1.92
Total	4,592,173 shares	N/A	$2,927,510.29	$115.06

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on February 18, 2009, as reported on The NASDAQ Global Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2007 Equity Incentive Plan (the “EIP”) on January 1, 2009 pursuant to an “evergreen” provision contained in the EIP. Pursuant to such provision, on January 1st of each year commencing in 2008 and ending on (and including) January 1, 2017, the number of shares authorized for issuance under the EIP is automatically increased by a number equal to the lesser of (i) 5% of the aggregate number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (ii) 7,692,307 shares of Common Stock or (iii) a lesser number of shares of Common Stock that may be determined by the Registrant’s Board of Directors or a duly authorized committee of the Board of Directors.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2007 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2009 pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, on January 1st of each year commencing in 2008 and ending on (and including) January 1, 2017, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the lesser of (i) 1.5% of the aggregate number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (ii) 2,307,692 shares of Common Stock, or (iii) a lesser number of shares that may be determined by the Registrant’s Board of Directors or a duly authorized committee of the Board of Directors.

(5)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2007 Non-Employee Directors’ Stock Option Plan (the “NEDSOP”) on January 1, 2009 pursuant to an “evergreen” provision contained in the NEDSOP. Pursuant to such provision, on January 1st of each year commencing in 2008 and ending on (and including) January 1, 2017, the number of shares authorized for issuance under the NEDSOP is automatically increased by a number equal to the excess of (a) the number of shares of Common Stock subject to options granted under the NEDSOP during the preceding calendar year, over (b) the number of shares, if any, added back to the share reserve of the NEDSOP during the preceding calendar year, or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s Board of Directors or a duly authorized committee of the Board of Directors.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8 (NOS. 333-147916 and 333-149077)

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective. The Registrant previously registered shares of its Common Stock for issuance under the EIP, the ESPP and the NEDSOP, as the case may be, under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on December 7, 2007 (File No. 333-147916) and February 6, 2008 (File No. 333-149077). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 20, 2009.

Entropic Communications, Inc.

By:	/s/ PATRICK HENRY
Patrick Henry President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick Henry and David Lyle, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Henry Patrick Henry	President, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2009

/s/ David Lyle David Lyle	Chief Financial Officer (Principal Financial Officer)	February 20, 2009

/s/ Kurt Noyes Kurt Noyes	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	February 20, 2009

/s/ Umesh Padval Umesh Padval	Chairman of the Board of Directors	February 20, 2009

/s/ Thomas Baruch Thomas Baruch	Director	February 20, 2009

Signature	Title	Date

/s/ Amir Mashkoori Amir Mashkoori	Director	February 20, 2009

/s/ Kenneth Merchant Kenneth Merchant	Director	February 20, 2009

/s/ John Walecka John Walecka	Director	February 20, 2009

EXHIBIT INDEX

Exhibit Number

3.1(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation.

3.2(2)	Form of Registrant’s Amended and Restated Bylaws.

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2(3)	Form of Common Stock Certificate of the Registrant.

4.3(4)	Third Amended and Restated Investor Rights Agreement dated June 30, 2007 by and among the Registrant and certain of its stockholders.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(3)	2007 Equity Incentive Plan and Form of Option Agreement, Form of Option Grant Notice and Notice of Exercise thereunder.

99.2(3)	2007 Employee Stock Purchase Plan and Form of Offering Document thereunder.

99.3(3)	2007 Non-Employee Directors’ Stock Option Plan and Form of Option Agreement, Forms of Grant Notice and Notice of Exercise thereunder.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission, or the Commission, on December 13, 2007, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 5, 2008, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-144889), originally filed with the Commission on July 27, 2007, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 3, 2008, and incorporated herein by reference.